Exhibit 99.1

CUI Global Reports Fourth Quarter and Full Year 2019 Financial Results

Continues Transformation into Diversified Energy Infrastructure Services Company with Accretive, Platform Acquisition of Reach Construction Group

HOUSTON, March 30, 2020 -- CUI Global, Inc. (Nasdaq: CUI) ("CUI Global" or the “Company”) today reported unaudited financial results for the three and twelve months ended December 31, 2019.

Financial and Operating Highlights:

●

Reported total revenues of $5.7 million for the fourth quarter of 2019 and $23.5 million for the full year 2019, compared to $7.4 million and $20.3 million for the fourth quarter and full year 2018, respectively;

●

Gross profit was $1.5 million for the fourth quarter of 2019 and $5.8 million for the full year 2019, compared to a gross loss of $0.5 million for the fourth quarter of 2018 and gross profit of $2.6 million for the full year 2018;

●	Gross margin was 26.0% for the fourth quarter of 2019 and 24.7% for the full year 2019, compared to (6.6%) and 12.6% for the fourth quarter and full year 2018, respectively;
●

Operating loss was $4.9 million for the fourth quarter of 2019 and $16.0 million for the full year 2019, compared to $8.9 million for the fourth quarter of 2018 and $22.1 million for the full year 2018;

●	Cash and cash equivalents were $23.4 million at December 31, 2019;
●	Energy segment backlog was $9.6 million at December 31, 2019, compared to $15.7 million at December 31, 2018;
●	Completed the sale of electromechanical components business of the Company’s Power and Electromechanical segment to a private entity for total consideration of $15 million;
●	Sold the majority of its remaining Power business to Bel Fuse (Nasdaq: BELFA and Nasdaq: BELFB) for $32.0 million in cash, subject to post-closing adjustments;
●	Authorized a share repurchase program under which CUI may repurchase up to $5.0 million of CUI Global common stock at market prices;
●	Subsequent to year end, announced the acquisition of Reach Construction Group (“Reach”), an engineering, procurement and construction (“EPC”) company with expertise in the renewable energy industry.

Commentary

“In 2019, our Energy segment continued to take advantage of operators increasing capital investment in energy services infrastructure,” said Jim O'Neil, vice chairman and CEO of CUI Global. “At the same time, we laid the groundwork for our plan to become a diversified energy infrastructure services company. This included the sale of our electromechanical components business of our legacy Power and Electromechanical segment for a total consideration of $15 million. Following this, we sold the majority of our remaining Power business to Bel Fuse for $32 million in gross proceeds, which continued our transformation and strengthened our balance sheet. More recently, we announced another major milestone with the accretive, platform acquisition of Reach Construction Group.

Mr. O’Neil continued, “Reach’s utility-scale solar energy expertise and established relationships with solar developers and panel manufacturers represents a strong addition to our energy infrastructure services focused operations. This acquisition extends our energy services business into the rapidly growing areas of alternative and renewable energy, and also expands our engineering and construction capabilities to deploy a broader set of service offerings in the energy infrastructure market. Going forward, we will continue to grow our existing energy business and use our strong balance sheet to pursue attractive acquisition opportunities. By executing on this targeted acquisition strategy, focused on innovative companies in complementary industries, we will develop a diversified platform for growth and create long-term value for our shareholders.”

Conference Call

Management will host a conference call today, March 30, 2020 at 5:00 PM ET to discuss these results as well as recent corporate developments. After management's opening remarks, there will be a question and answer period. To access the call, please dial (888) 734-0328 and provide conference ID 7065114. For international callers, please dial (678) 894-3054. The live webcast of the conference call and accompanying slide presentation can be accessed through the 'Events & Presentations' page of the CUI Global Investor Relations website (www.cuiglobal.com).

For those unable to attend the live call, a telephonic replay will be available until April 16, 2020. To access the replay of the call dial (855) 859-2056 or (404) 537-3406 and provide conference ID 7065114. An archived copy of the webcast and slide presentation will also be available on the 'Events & Presentations' page of the CUI Global Investor Relations website.

About CUI Global, Inc.

CUI Global, Inc. is a publicly traded company dedicated to maximizing shareholder value through the acquisition and development of innovative companies to create a diversified energy services platform. CUI Global's Energy business, Orbital Gas Systems is a leader in innovative gas solutions with more than 30 years of experience in design, installation and the commissioning of industrial gas sampling, measurement and delivery systems providing solutions to the energy, power and processing markets.  Orbital Gas Systems manufactures and delivers a broad range of technologies including environmental monitoring, gas metering, process control, telemetry, gas sampling and BioMethane. As a publicly traded company, shareholders can participate in the opportunities, revenues, and profits generated by the products, technologies, and market channels of CUI Global and its subsidiaries. But most important, a commitment to conduct business with a high level of integrity, respect, and philanthropic dedication allows the organization to make a difference in the lives of their customers, employees, investors and global community.

For more information please visit: http://www.cuiglobal.com

Important Cautions Regarding Forward Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are subject to risks and uncertainties that could cause actual results to vary materially from those projected in the forward-looking statements. The Company may experience significant fluctuations in future operating results due to a number of economic, competitive, and other factors, including, among other things, our reliance on third-party manufacturers and suppliers, government agency budgetary and political constraints, new or increased competition, changes in market demand, and the performance or reliability of our products. These factors and others could cause operating results to vary significantly from those in prior periods, and those projected in forward-looking statements. Additional information with respect to these and other factors, which could materially affect the Company and its operations, are included in certain forms the Company has filed with the Securities and Exchange Commission.

Investor Relations:
KCSA Strategic Communications
David Hanover
T: 212-896-1220
dhanover@kcsa.com

CUI Global, Inc.

Consolidated Balance Sheets

	December 31,	December 31,
(In thousands, except share and per share amounts)	2019	2018
Assets:
Current Assets:
Cash and cash equivalents	$23,351	$3,979
Trade accounts receivable, net of allowance of $47 and $17, respectively	5,295	5,034
Inventories	1,631	1,622
Contract assets	2,309	1,744
Note receivable, current portion	—	318
Prepaid expenses and other current assets	2,215	1,512
Assets held for sale, current portion	6,893	21,272
Total current assets	41,694	35,481
Property and equipment, less accumulated depreciation of $1,441 and $1,284, respectively	4,454	4,540
Investment in VPS - equity method	4,865	—
Right of use assets - Operating leases	5,524	—
Other intangible assets, less accumulated amortization of $11,191 and $9,601, respectively	4,298	5,353
Restricted cash	—	523
Note receivable	3,253	—
Convertible note receivable	—	655
Deposits and other assets	70	508
Assets held for sale, noncurrent portion	—	23,107
Total assets	$64,158	$70,167

Liabilities and Stockholders' Equity:
Current Liabilities:
Accounts payable	$2,904	$1,520
Short-term overdraft facility	—	1,344
Notes payable, current	473	—
Operating lease obligations - current portion	821	—
Accrued expenses	5,159	1,893
Contract liabilities	1,668	1,956
Deferred gain on leaseback, current portion	—	289
Liabilities held for sale, current portion	4,970	11,584
Total current liabilities	15,995	18,586

Operating lease obligations, less current portion	4,852	—
Deferred gain on leaseback, less current portion	—	2,599
Liabilities held for sale, noncurrent portion	—	7,241
Other long-term liabilities	194	203
Total liabilities	21,041	28,629

Commitments and contingencies

Stockholders' Equity:
Preferred stock. par value $0.001; 10,000,000 shares authorized no shares issued at December 31, 2019 or 2018	—	—
Common stock, par value $0.001; 325,000,000 shares authorized; 28,383,373 shares issued and outstanding at December 31, 2019 and 28,552,886 shares issued and outstanding at December 31, 2018	29	29
Additional paid-in capital	170,106	169,898
Treasury stock at cost; 353,063 shares held at December 31, 2019 and 0 shares held at December 31, 2018	(413)	—
Accumulated deficit	(122,234)	(123,993)
Accumulated other comprehensive loss	(4,371)	(4,396)
Total stockholders' equity	43,117	41,538
Total liabilities and stockholders' equity	$64,158	$70,167

CUI Global, Inc.

Consolidated Statements of Operations

	(Unaudited)
(In thousands, except per share amounts)	For the three months ended December 31,		For the year ended December 31,
	2019	2018	2019	2018

Revenues	$5,700	$7,434	$23,492	$20,342

Cost of revenues	4,217	7,924	17,680	17,783

Gross profit	1,483	(490)	5,812	2,559

Operating expenses:
Selling, general and administrative	5,972	4,855	20,063	18,629
Depreciation and amortization	389	387	1,544	1,549
Research and development	16	39	139	155
Provision (credit) for bad debt	21	8	131	13
Impairment of goodwill and intangible assets	—	3,084	—	4,347
Other operating expenses	(7)	—	(20)	—

Total operating expenses	6,391	8,373	21,857	24,693

Loss from operations	(4,908)	(8,863)	(16,045)	(22,134)

Other (expense) income	1,132	(254)	567	(316)
Interest expense	(26)	(52)	(61)	(216)

Loss before income taxes and equity in net loss of affiliate	(3,802)	(9,169)	(15,539)	(22,666)

Net loss of affiliate	(333)	—	(1,043)	—

Loss from continuing operations before taxes	(4,135)	(9,169)	(16,582)	(22,666)

Income tax expense (benefit)	(1,191)	(300)	(2,956)	(1,342)

Net loss from continuing operations, net of income taxes	(2,944)	(8,869)	(13,626)	(21,324)

Income from operations of discontinued power and electromechanical components businesses (including gain on disposal of $14,100)	6,673	1,478	12,908	5,135
Income tax expense	(722)	374	411	1,136
Income from discontinued operations, net of income taxes	7,395	1,104	12,497	3,999
Net loss	$4,451	$(7,765)	$(1,129)	$(17,325)
Basic and diluted weighted average number of shares outstanding	28,706,671	28,547,149	28,654,500	28,517,339

Loss from continuing operations per common share - basic and diluted	$(0.10)	$(0.31)	$(0.48)	$(0.75)
Earnings from discontinued operations per common share - basic and diluted	$0.26	$0.04	$0.44	$0.14
Basic and diluted loss per common share	$0.16	$(0.27)	$(0.04)	$(0.61)

CUI Global, Inc.

Consolidated Statements of Cash Flows

(in thousands)	For the year ended December 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,129)	$(17,325)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	724	1,103
Amortization of intangibles	1,637	1,902
Amortization of note receivable discount	(70)	—
Stock issued and stock to be issued for compensation, royalties and services	215	229
Unrealized gain on derivative liability	—	(129)
Non-cash loss on equity method investment in affiliate	1,043	—
Non-cash fair value gain on equity method investment purchase	(629)	—
Non-cash royalties, net	5	(7)
Provision for (credit to) bad debt expense and returns allowances	136	33
Deferred income taxes	(2,574)	(352)
Non-cash unrealized foreign currency (gain) loss	(422)	246
Impairment of goodwill and other intangible assets	278	4,347
Inventory reserve	79	1,592
Impairment of deposits and other assets	—	1,509
Loss on disposal of assets	31	13
Gain on sale of businesses	(14,100)	—

(Increase) decrease in operating assets:
Trade accounts receivable	1,510	(3,841)
Inventories	(119)	(2,235)
Contract assets	(512)	(61)
Prepaid expenses and other current assets	121	(392)
Right of use assets - Operating leases	1,825	—
Deposits and other assets	31	(59)
Increase (decrease) in operating liabilities:
Accounts payable	1,708	1,436
Operating lease liabilities	(1,755)	—
Accrued expenses	2,189	1,116
Refund liabilities	(1,339)	852
Contract liabilities	(401)	(2,260)
NET CASH USED IN OPERATING ACTIVITIES	(11,518)	(12,283)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of businesses	35,396	—
Proceeds from sale of building, net	—	7,720
Proceeds from sale of restricted investment	400	—
Cash paid for restricted investment	—	(400)
Purchases of property and equipment	(321)	(1,042)
Proceeds from sale of property and equipment	21	—
Cash paid for other intangible assets	(353)	(492)
Cash paid for convertible note receivable	—	(655)
Cash paid for equity-method investment	(2,068)	—
Proceeds from Notes receivable	313	19
NET CASH PROVIDED BY INVESTING ACTIVITIES	33,388	5,150

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from overdraft facility	6,842	19,532
Payments on overdraft facility	(8,208)	(18,122)
Proceeds from line of credit	27,483	19,955
Payments on line of credit	(28,462)	(18,976)
Payments on capital lease obligations	(4)	(3)
Payments on mortgage note payable	—	(3,350)
Payments on notes payable	(303)	—
Cash payments for repurchases of common stock	(413)	—
Payment to closeout derivative liability	—	(227)
Payments on contingent consideration	—	(45)
NET CASH USED IN FINANCING ACTIVITIES	(3,065)	(1,236)

Effect of exchange rate changes on cash	44	225
Net increase (decrease) in cash, cash equivalents and restricted cash	18,849	(8,144)
Cash, cash equivalents and restricted cash at beginning of year	4,502	12,646

CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF YEAR	$23,351	$4,502

Reconciliation of Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA and Adjusted Net Income (loss) are non-GAAP financial measures and are reconciled in the table below. These non-GAAP financial measures do not represent funds available for management's discretionary use and is not intended to represent cash flow from operations. EBITDA, Adjusted EBITDA and Adjusted Net Income (loss) should not be construed as a substitute for net loss or as a better measure of liquidity than cash flow from operating activities, which is determined in accordance with United States generally accepted accounting principles ("GAAP"). EBITDA, Adjusted EBITDA and Adjusted Net Income (loss) exclude components that are significant in understanding and assessing the company's results of operations and cash flows. In addition, EBITDA, Adjusted EBITDA and Adjusted Net Income (loss) are not terms defined by GAAP and as a result our measure of EBITDA, Adjusted EBITDA and Adjusted Net Income (loss) might not be comparable to similarly titled measures used by other companies. However, EBITDA, Adjusted EBITDA and Adjusted Net Income (loss) are used by management to evaluate, assess and benchmark the company's operational results and the company believes EBITDA, Adjusted EBITDA, and Adjusted Net Income (loss) are relevant and useful information which are often reported and widely used by analysts, investors and other interested parties in the Company's industry. Accordingly, the Company is disclosing this information to permit a more comprehensive analysis of its operating performance, to provide an additional measure of performance and liquidity and to provide additional information with respect to the Company's ability to meet future debt service, capital expenditure and working capital requirements. Adjusted Net Income (loss) eliminates the amortization expenses associated with intangible assets acquired with Orbital Gas Systems Limited and CUI-Canada, as well as non-cash expenses associated with impairments, Gains on sale of businesses, non-cash gains and losses related to the Company's equity method investment in VPS and stock and stock options for compensation, royalties and services during the period.

(In thousands)
(Unaudited)	For the Three Months Ended		For the year ended
	December 31		December 31
	2019	2018	2019	2018
EBITDA:
Net income (loss)	$4,451	$(7,765)	$(1,129)	$(17,325)
Plus: Interest expense	29	132	338	502
Plus: (Benefit) provision for taxes	(1,913)	74	(2,545)	(206)
Plus: Depreciation and amortization	390	760	2,361	3,005
EBITDA	$2,957	$(6,799)	$(975)	$(14,024)

Adjusted EBITDA:
Less: Gain on disposal of discontinued operation	(10,469)	—	(14,100)	—
Plus: Bad debt	46	43	136	33
Plus: Impairment of goodwill and intangible assets	278	3,084	278	4,347
Plus: Impairment of Energy segment deposits and other assets	—	1,509	—	1,509
Non-cash loss (gain) and unrealized gain on derivative liability	—	35	—	(129)
Plus: Stock and options issued and stock to be issued for compensation, royalties and services	60	41	215	229
Less: Pretax gain on assets contributed as part of the purchase of VPS	—	—	(629)	—
Plus: Non-cash loss on equity method investment in VPS	333	—	1,043	—
Adjusted EBITDA	$(6,795)	$(2,087)	$(14,032)	$(8,035)

Adjusted net income (loss):
Net income (loss)	$4,451	$(7,765)	$(1,129)	$(17,325)
Less: Gain on disposal of discontinued operation	(10,469)	—	(14,100)	—
Plus: Impairment of goodwill and intangible assets	278	3,084	278	4,347
Plus: Impairment of Energy segment deposits and other assets	—	1,509	—	1,509
Plus: Amortization expense of Orbital and CUI - Canada acquisition intangibles	243	297	1,126	1,233
Plus: Stock and options issued and stock to be issued for compensation, royalties and services	60	41	215	229
Less: Pretax gain on assets contributed as part of the purchase of VPS	—	—	(629)	—
Plus: Non-cash loss on equity method investment in VPS	333	—	1,043	—
Adjusted net loss	$(5,104)	$(2,834)	$(13,196)	$(10,007)